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                                                                  EXECUTION COPY

                     FIRST AMENDMENT TO THE LOAN AGREEMENT

     This First Amendment (this "Amendment") to the Loan Agreement, dated July 19, 1999 (the "Loan Agreement"), between Columbia Propane, L.P., a Delaware limited partnership (formerly known as National Propane, L.P.) (the "Company"), and Columbia Propane Corporation, a Delaware corporation (the "Lender"), is entered into this 21st day of August, 2001 between the Company and the Lender.

                                    RECITALS

     WHEREAS, the Company and the Lender have entered into the Loan Agreement, pursuant to which the Lender has agreed to make loans to the Company to finance the Company's on-going capital needs;

     WHEREAS, the Company and the Lender have both entered into an Amended and Restated Purchase Agreement, dated August 7, 2001, among Columbia Energy Group, a Delaware corporation, the Lender, the Company, CP Holdings, Inc., a Delaware corporation, AmeriGas Propane, L.P., a Delaware limited partnership ("Buyer"), AmeriGas Partners, L.P., a Delaware limited partnership, and AmeriGas Propane, Inc., a Pennsylvania corporation (the "Purchase Agreement"), pursuant to which the Lender has agreed, among other things, to sell to Buyer all of its limited partnership interest in the Company; and

     WHEREAS, the Company and Lender desire to amend certain provisions of the Loan Agreement in connection with the transactions contemplated by the Purchase Agreement;

     NOW THEREFORE, in consideration of the mutual covenants contained in the Loan Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Amendment of Section 6.01. Section 6.01 of the Loan Agreement is hereby amended by (i) adding the word "or" at the end of clause (6)(D) of
Section 6.01, (ii) deleting the word "or" between clause (7) and clause (8) of
Section 6.01, (iii) substituting a period for the semi-colon at the end of clause (7), and (iv) deleting in its entirety clause (8) of Section 6.01, which reads: "the Lender ceases to own at least eighty percent (80%) of the outstanding equity or other voting securities of the Company."

     2. Effect of Amendment. The Loan Agreement, as amended by this Amendment, shall remain in full force and effect. Following the date of this Amendment, all references in the Loan Agreement to "this Agreement" shall mean the Loan Agreement as amended by this Amendment.

     3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware but without giving effect to applicable principles of conflicts-of-law to the extent that the application of the laws of another jurisdiction would be required thereby.

     4. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement, with the same effect as if the signatures thereto were upon the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Loan Agreement to be duly executed as of the date first written above.

                                        COLUMBIA PROPANE
                                          CORPORATION


                                        By: /s/ Mark A. Cleaves
                                           -------------------------------------
                                        Name: Mark A. Cleaves
                                        Title: Vice President

                                        COLUMBIA PROPANE, L.P.


                                        By: /s/ Ronald R. Rominiecki
                                           -------------------------------------
                                        Name: Ronald R. Rominiecki
                                        Title: Vice President



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